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                                                                 EXHIBIT 10.1.23

                                  JOSEPH TERESI
                2400 Laguna Drive, Fort Lauderdale, Florida 33316

                                 April 14, 1998

Dear Mr. Hatcher:

In consideration of $10.00 and other good and valuable consideration paid by me, this letter will confirm the agreement between us as follows:

1. You warrant and represent that you are the sole and exclusive owner of 1.3mm shares of the stock of Newriders, Inc., a Nevada corporation, or that these shares are jointly owned and in that case the consent of the joint owner has been obtained.

2. You warrant and represent that this stock is free and clear of all claims, liens or encumbrances.

3. You agree not to sell or otherwise encumber this stock from the date hereof until May 29, 2000 (the Standstill Period), or to take any other action during the Standstill Period inconsistent with the irrevocable proxy granted below.

4. During the Standstill Period, you hereby grant to me an irrevocable proxy to vote the said stock in any manner I see fit, in any situation where a shareholder's vote is requested or required, and you will promptly execute any formal proxy the Secretary of Newriders, Inc. may require, if any, as a precondition to my exercising the right to vote these shares.

5. If, during the Standstill Period, economic circumstances arise where it becomes imperative that you raise money and, except for this agreement, you would wish to sell or otherwise dispose of said stock, I will discuss in good faith with you the purchase of all, or a portion of the stock covered by this agreement, or some other mutually acceptable means of resolving your financial problem, it being understood that I have no binding legal commitment to do either at this point.

6. This agreement shall become effective on May 29, 1998, or on the date on which the transaction contemplated by the Letter of Intent dated February 26, 1998, to which Newriders, Inc. is a party closes, whichever is later.

If the foregoing correctly reflects your understanding, kindly sign the duplicate of this letter agreement and return it to me.

                                           Very truly yours,


                                           /s/ JOSEPH TERESI

                                           Joseph Teresi


Accepted and agreed to this      day of April, 1998
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By: /s/ LEON HATCHER
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     Owner

By:
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